Exhibit 10.9

                  AMENDMENT, CONSENT AND WAIVER

     THIS AMENDMENT, CONSENT AND WAIVER dated as of November 14, 1997 (the "Amendment") relating to the Credit Agreement referenced below, by and among TULTEX CORPORATION, a Virginia corporation (the "Borrower"), the Guarantors and Banks identified therein, and NATIONSBANK, N.A. as Administrative Agent (the "Administrative Agent"). Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                           WITNESSETH

     WHEREAS, a $187 million credit facility has been extended to Tultex Corporation pursuant to the terms of that Credit Agreement dated as of May 15, 1997 (as amended and modified the "Credit Agreement") among Tultex Corporation, the Guarantors and Banks identified therein, Corestates Bank, N.A. and First Union National Bank of Virginia, as co-agents and NationsBank, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested modification of certain financial covenants under the Credit Agreement;

     WHEREAS, such modifications and waiver requires the consent of the Required Banks;

     WHEREAS, the Required Banks have consented to the requested modifications and waiver on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 6.11(b) of the Credit Agreement is amended to read as follows:

          (b)  Leverage Ratio.  On each Determination Date the
     Borrower will not permit the ratio of the aggregate outstanding principal amount of Consolidated Funded Debt to Consolidated Tangible Capitalization to exceed:

               Fiscal Year    1QE  2QE  3QE  4QE
               -----------    ---  ---  ---  ---
                  1997        .60  .70  .70  .67
                  1998        .65  .67  .67   63
                  1999        .63  .65  .65  .60

               and on each Determination Date thereafter at .60.




     2. Section 6.11(e) of the Credit Agreement is amended to read as follows:

          (c) Fixed Charges Coverage Ratio. The Borrower will keep and maintain as of each Determination Date to occur during the periods shown a ratio of Net Income Available for Fixed Charges to Fixed Charges for a period of four consecutive fiscal quarters ending as of the Determination Date of not less than:

               Period
               ------
     Closing Date through the end of the third fiscal quarter of 1997
                    1.25 to 1.0
     Thereafter through the end of the fourth fiscal quarter of 1997
                    1.10 to 1.0
     Thereafter     1.25 to 1.0

     3. The Required Banks hereby waive any Default or Event of Default which existed or may have existed prior to the effective date of this Amendment solely on account of noncompliance with the Fixed Charges Coverage Ratio under Section 6.11(c) of the Credit Agreement prior to its amendment hereunder.

     4. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default presently exists under the Credit Agreement.

     5. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

     6. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

     7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     8. This Amendment, as the Credit Agreement, shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the Commonwealth of Virginia









     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:      TULTEX CORPORATION
               a Virginia Corporation

               By:___________________

               Title:

GUARANTORS:

               DOMINION STORES, INC.
               a Virginia Corporation

               By:___________________

               Title:


               LOGOATHLETIC, INC.
               a Virginia Corporation

               By:___________________

               Title:


               LOGOATHLETIC HEADWEAR, INC.
               a Massachusetts Corporation

               By:___________________

               Title:


               CALIFORNIA SHIRT SALES, INC.

               By:___________________

               Title:


















BANKS:
               NATIONSBANK, N.A.
               individually in its capacity as a
               Bank and in its capacity as Administrative Agent

               By:__________________________________

               Title:

               CORESTATES BANK, N.A.
               individually in its capacity as a Bank
               and in its capacity as a Co-Agent

               By:__________________________________

               Title:

               FIRST UNION NATIONAL BANK.
               Individually in its capacity as a Bank
               and in its capacity as a Co-Agent

               By:__________________________________

               Title:

               SIGNET BANK

               By:__________________________________

               Title:

               BANK OF TOKYO-MITSUBISHI TRUST COMPANY

               By:__________________________________

               Title:

               THE FIRST NATIONAL BANK OF CHICAGO

               By:__________________________________

               Title:

               PNC BANK, NATIONAL ASSOCIATION

               By:__________________________________

               Title:

               MORGAN GUARANTY TRUST COMPANY OF NEW YORK

               By:__________________________________

               Title: